Exhibit 99.1

For Immediate Release

Builders FirstSource Reports Fourth Quarter and Fiscal Year 2015 Results

Integration efforts and cost savings on track subsequent to the acquisition of ProBuild

Fourth Quarter Pro Forma Adjusted EBITDA of $76.3 million, an increase of $9.2 million versus Pro Forma Adjusted 2014

Pro Forma Adjusted EBITDA of $313.3 million for Fiscal Year 2015, a 22 percent increase versus Pro Forma Adjusted 2014

March 3, 2016 (Dallas, TX) – Builders FirstSource, Inc. (NasdaqGS: BLDR), a leading supplier and manufacturer of structural and related building products for residential new construction and home repair and remodeling in the United States, today reported its results for the fourth quarter and fiscal year ended December 31, 2015.

The Company has provided supplemental financial information of the combined company in this press release that is adjusted to include ProBuild’s financial results for the relevant periods prior to July 31, 2015 (“Closing Date”). Pro forma results (“Pro Forma”) were prepared in accordance with Article 11 of Regulation S-X, which requires pro forma presentation of the ProBuild acquisition as if it had closed January 1, 2014, the beginning of the earliest period being presented. The company has further adjusted pro forma results to exclude one-time integration, facility closure, and other costs (“Adjusted”). The information included below under “Fourth quarter 2015 highlights” and “Fiscal year 2015 highlights” includes non-GAAP financial information. Please refer to the accompanying financial schedules for more information, including non-GAAP reconciliations to their GAAP equivalents.

Fourth quarter 2015 highlights include the following:

•	Net sales were $1.46 billion for the fourth quarter of 2015, down 1.1 percent compared to pro forma sales for the fourth quarter of 2014, excluding the impact of closed locations. Total sales volume grew 7.1 percent over pro forma fourth quarter 2014, but was offset by 8.2 percent as a result of the negative impact of commodity price deflation on our sales. Sales volume grew 8.1 percent in the homebuilding end market and 3.8 percent in the repair and remodel end market.

•	Gross margin percentage was 26.3 percent, up 150 basis points from 24.8 percent in fourth quarter 2014 on a pro forma basis. Our gross margin percentage increased largely due to improved customer pricing, commodity price deflation, and a higher mix of value-added sales.

•	Adjusted EBITDA was $76.3 million, or 5.2 percent of sales, compared to $67.1 million, or 4.5 percent of sales, for the fourth quarter of 2014 on an adjusted basis.

•	Adjusted net loss was $(0.3) million, or $(0.00) per diluted share, compared to $(14.5) million, or $(0.14) per diluted share in the fourth quarter of 2014 on an adjusted basis.

Builders FirstSource Reports Fourth Quarter and Fiscal 2015 Results (continued)

•	Total liquidity at December 31, 2015 was $683.8 million, consisting of net borrowing availability under our revolving credit facility and cash on hand.

•	The company paid down $75 million on its revolving credit facility during the fourth quarter, driven by changes in seasonal working capital and positive cash flow.

Fiscal year 2015 highlights include the following:

•	Pro forma net sales were $6.07 billion for fiscal 2015, an increase of 1.0 percent compared to pro forma sales for 2014, excluding the impact of closed locations. Total sales volume grew 5.8 percent over pro forma fiscal 2014, but was offset by 4.8 percent as a result of the negative impact of commodity price deflation on our sales. Sales volume increased by 5.9 percent in the homebuilding end market and 5.3 percent in the repair and remodel end market.

•	Pro forma gross margin percentage was 25.6 percent, up 130 basis points from 24.3 percent in 2014. Our gross margin percentage increased largely due to improved customer pricing, commodity price deflation, and a higher mix of value-added sales.

•	Adjusted EBITDA was $313.3 million, or 5.2 percent of sales, compared to $257.2 million, or 4.2 percent of sales, for 2014 on an adjusted basis.

•	Adjusted net income was $17.8 million, or $0.16 per diluted share, compared to an adjusted loss of $(69.4) million, or $(0.64) adjusted loss per diluted share, for 2014.

•	Due to accelerated depreciation and amortization being taken on assets acquired, the pro forma presentation shifts approximately $21 million of pro forma depreciation and amortization expense from 2015 to 2014. Please refer to the investor presentation on our website (www.bldr.com) containing go-forward depreciation and amortization guidance.

•	As of December, 31, 2015, the company had reduced outstanding borrowings under the revolving credit facility to $60 million.

Commenting on the company’s results, Builders FirstSource CEO Floyd Sherman said, “We grew adjusted EBITDA by 14 percent, or $9 million, in the quarter, and by 22 percent, or $56 million, in the year versus 2014. We were able to achieve these positive results despite the negative impact of commodity deflation on our sales. Average market prices for framing lumber fell approximately 13 percent in 2015, with the largest impact on our sales occurring in the fourth quarter. As a result, our 2015 pro forma lumber and lumber sheet good sales, excluding closed locations, were down 6 percent for the year. However, our pro forma value-added sales of prefabricated components, windows & doors, and millwork increased 5 percent versus 2014. Absent commodity deflation, our sales volume growth in the fourth quarter in new residential construction of 8.1 percent and repair and remodel of 3.8 percent was in line with the U.S. single family and repair and remodel market growth for the quarter. From a single-family housing starts perspective, the Census Bureau reported fourth quarter 2015 national starts increased 8.5 percent compared to the fourth quarter of 2014. HIRI/HIS expect fourth quarter R&R market growth to be approximately 4 percent.

Mr. Sherman added, “I am more confident than ever that the combination of Builders FirstSource and ProBuild will drive significant value for our customers and stockholders. We have a defined roadmap to achieve $100-120 million of annualized cost savings within two years of the Closing Date, and believe we will realize between $60-70 million in 2016 before one time integration costs. We have created a more diversified company with enhanced scale and an improved geographic footprint, which allows for better customer reach and less exposure to any one market. By way of example, our exposure to the energy-dependent Houston market only represented 4.5% of the company’s pro forma sales in 2015.”

Builders FirstSource Reports Fourth Quarter and Fiscal 2015 Results (continued)

Chad Crow, Builders FirstSource President and CFO, commented, “We remain committed to growing our business in a profitable manner, as evidenced by the approximately 150 basis point expansion in our pro forma gross margin percentage and the approximately 70 basis point adjusted EBITDA margin growth we achieved this quarter. We are also focused on reducing our absolute level of debt, and as of year-end, have paid down the revolving credit facility to $60 million. While we expect to borrow under our revolving credit facility for seasonal working capital and other operating needs, we expect to pay down additional debt in 2016. This was the first step in our multi-year plan to de-lever the balance sheet through cost savings realization, earnings expansion, disciplined ongoing capital expenditures, utilization of our tax assets, and opportunistic capital markets transactions.

Mr. Crow commented further, “I am very pleased with the progress we have made to date on integrating our company. All aspects of the integration, including system conversions, G&A rationalization, procurement negotiations, and facility consolidations, are now in full swing and are progressing as planned. To date, we have converted 16 locations onto our Builder’s proprietary ERP, including the key Dallas/Ft Worth market, with minimal disruptions or issues.”

GAAP fiscal 2015 information includes the following:

ProBuild’s financial results are included in the combined company’s financial statements from the Closing Date forward and are not reflected in the combined company’s historical financial statements. Accordingly, ProBuild’s financial results are not included in the Generally Accepted Accounting Principles (“GAAP”) results for any periods prior to the Closing Date.

•	Sales for the year ended December 31, 2015 were $3,564.4 million, a 122.2% increase from sales of $1,604.1 million for 2014. Net sales increased $1,910.9 million, or 119.1%, due primarily to the ProBuild acquisition.

•	Gross margin increased $544.5 million in 2015 to $901.5 million. Of this increase, $493.3 million is due to the ProBuild acquisition.

•	Interest expense was $109.2 million in 2015, an increase of $78.9 million from 2014. The increase was primarily related to the financing transactions associated with the acquisition of ProBuild.

•	Net loss in 2015 was $22.8 million, or a $0.22 loss per diluted share, compared to net income of $18.2 million, or $0.18 per diluted share, in 2014, primarily due to transaction related expenses and higher interest expense.

Liquidity and Capital Resources

Please refer to the accompanying financial schedules for more information, including a normalized view of cash interest and debt levels.

•	Total liquidity at December 31, 2015 was $683.8 million, consisting of net borrowing availability under the revolving credit facility and cash on hand. We had $60.0 million in outstanding borrowings under our revolving credit facility as of December 31, 2015.

•

Subsequent to December 31, 2015, the company completed separate privately negotiated note exchange transactions in which $282.4 million in aggregate principal amount of our 2023 notes were exchanged for $267.6 million in aggregate principal amount of our 2021 notes. Following these transactions, $617.6 million in aggregate principal amount of our 2021 notes and $417.6

Builders FirstSource Reports Fourth Quarter and Fiscal 2015 Results (continued)

million in aggregate principal amount of our 2023 notes remain outstanding. The transactions allowed the company to reduce its long-term debt by $14.8 million and annual cash interest expense by approximately $9.9 million.

Acquisition and Integration Update

Builders FirstSource acquired ProBuild on July 31, 2015, creating an industry leader with expanded growth and margin opportunities. We believe benefits of the acquisition include:

•	Increased scale and diversification

•	Enhanced cross selling opportunities for value added products

•	Better customer penetration

•	Projected $100 - $120 million of targeted annual cost savings before $90-100 million of one-time integration expenses

Mr. Sherman commented “We are very pleased with the progress of the integration efforts thus far. We have found both cultures to be focused on providing best in class service to our customers and delivering on our joint business objectives. The company has achieved several key milestones in the integration process as of December 31, 2015, including: closing 12 overlapping locations, completing ERP conversion at 10 locations, and transitioning all associates to new benefits plans.

“We believe we will deliver the synergy targets totaling $100-120 million that were outlined when the transaction was announced. By year end 2015, we already implemented cost savings initiatives that are projected to yield almost $45 million in future run rate savings. These include $12 million in projected procurement initiatives, $9 million in projected network consolidation savings, and $24 million in projected overhead and SG&A savings. Additionally, benefit plans were put into effect January 1, 2016, which are projected to yield over $20 million in annual savings. In total, we expect that our ongoing cost savings initiatives will benefit fiscal 2016 pre-tax income by $60-$70 million dollars. One-time costs to achieve our projected synergy target, including third party integration support, IT systems and integration costs, and personnel related costs involving retention, relocation, training, and severance, are expected to total $90-100 million. Approximately $43 million of these one-time costs were incurred in 2015, and $30 million is expected in 2016. “

Outlook

Concluding, Mr. Sherman added, “I remain very positive about the future of Builders FirstSource. While global macro-economic unease has recently weighed on the homebuilding outlook, I believe our industry remains on a trajectory of steady but positive growth. We expect to grow profitably and realize our synergy cost savings. Our company is well positioned to be the building supply company of choice for builders around the country thanks to our geographic reach, enhanced product offerings, national manufacturing capabilities, and superior customer service. Our focus will be to leverage our national scale and sales capability to grow faster than the market with a focus on profitable growth and value added products. We have demonstrated our ability to reduce debt again this quarter, and are committed to continuing to reduce leverage through annual cash flow generation. Our integration efforts with ProBuild are progressing as expected, and I attribute this success to the great associates I have the pleasure to work with every day. To all associates, I say “Thank you”. I remain convinced that the combination of Builders FirstSource and ProBuild will create value for our shareholders and customers alike in the years to come.”

Builders FirstSource Reports Fourth Quarter and Fiscal 2015 Results (continued)

Conference Call

Builders FirstSource will host a conference call Friday, Friday, March 4, 2016at 10:00 a.m. Central Time (CT) and will simultaneously broadcast it live over the Internet. The earnings release presentation will be posted at www.bldr.com under the “investors” section before the call. To participate in the teleconference, please dial into the call a few minutes before the start time: 877-675-4750 (U.S. and Canada) and 719-325-4857 (international), Conference ID: 436664. A replay of the call will be available at 3:00 p.m. Central Time through March 18th. To access the replay, please dial 888-203-1112 (U.S. and Canada) and 719-457-0820 (international) and refer to pass code 436664. The live webcast and archived replay can also be accessed on the company’s website at www.bldr.com under the “Investors” section. The online archive of the webcast will be available for approximately 90 days.

About Builders FirstSource

2015 Pro Forma Sales: $6.1 Billion  |  Associates: 14 Thousand  |  Operations in 40 states

Headquartered in Dallas, Texas, Builders FirstSource is the largest supplier of building products, prefabricated components, and value-added services to the professional market segment, for new residential construction and repair and remodeling, in the U.S. We provide customers an integrated homebuilding solution, offering manufacturing, supply, delivery and installation of a full range of structural and related building products. We operate in 40 states with approximately 400 locations and have a market presence in 74 of the top 100 Metropolitan Statistical Areas, providing geographic diversity, and balanced end market exposure. We service customers from strategically located distribution facilities and manufacturing facilities (certain of which are co-located), that produce value-added products such as roof and floor trusses, wall panels, stairs, vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes dimensional lumber and lumber sheet goods, millwork, windows, interior and exterior doors, and other building products. For more information about Builders FirstSource, visit the company’s website at www.bldr.com.

Cautionary Notice

Statements in this news release and the schedules hereto that are not purely historical facts or that necessarily depend upon future events, including statements about expected market share gains, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s growth strategies, including gaining market share, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

#    #    #

Builders FirstSource Reports Fourth Quarter and Fiscal 2015 Results (continued)

Contact:

Jennifer Pasquino

SVP Investor Relations

Builders FirstSource, Inc.

(303) 262-8571

Financial Schedules to Follow

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Financial Data

(Adjusted and unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
	(in millions except per share amounts)
Pro forma net sales	$1,455.9	$1,481.3	$6,066.8	$6,082.8
Sales adjustment for closed locations	(0.2)	(10.0)	(5.1)	(81.6)

Pro forma net sales excluding closed locations	1,455.7	1,471.3	6,061.7	6,001.2
Pro forma gross margin	382.2	367.8	1,550.7	1,476.0
Pro forma gross margin%	26.3%	24.8%	25.6%	24.3%
Adjusted EBITDA	76.3	67.1	313.3	257.2
Adjusted EBITDA margin%	5.2%	4.5%	5.2%	4.2%
Pro forma depreciation and amortization	(27.6)	(28.2)	(96.5)	(110.3)
Pro forma interest expense, net	(43.0)	(45.5)	(180.9)	(178.0)
Pro forma income tax expense	(3.3)	1.6	(5.9)	(1.7)
Other adjustments	(2.7)	(9.5)	(12.2)	(36.6)

Adjusted Net Income (Loss)	$(0.3)	$(14.5)	$17.8	$(69.4)

Basic adjusted net income (loss) per share:	$(0.00)	$(0.14)	$0.16	$(0.65)

Diluted adjusted net income (loss) per share:	$(0.00)	$(0.14)	$0.16	$(0.64)

Pro forma weighted average common shares (in millions)
Basic	109.4	107.3	108.5	107.1
Diluted	109.4	107.3	108.5	107.6

Note:	The company provided detailed explanations of these non-GAAP financial measures in its Form 8-K filed with the Securities and Exchange Commission on March 3, 2015.

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Years Ended December 31,
	2015	2014	2013
	(In thousands, except per share amounts)
Sales	$3,564,425	$1,604,096	$1,489,892
Cost of sales	2,662,967	1,247,099	1,169,972

Gross margin	901,458	356,997	319,920
Selling, general and administrative expenses	810,841	306,979	271,878

Income from operations	90,617	50,018	48,042
Interest expense, net	109,199	30,349	89,638

Income (loss) from continuing operations before income taxes	(18,582)	19,669	(41,596)
Income tax expense	4,387	1,111	769

Income (loss) from continuing operations	(22,969)	18,558	(42,365)
Income (loss) from discontinued operations (net of income tax expense of $0 in 2015, 2014 and 2013)	138	(408)	(326)

Net income (loss)	$(22,831)	$18,150	$(42,691)

Comprehensive income (loss)	$(22,831)	$18,150	$(42,691)
Basic net income (loss) per share:
Income (loss) from continuing operations	$(0.22)	$0.19	$(0.44)
Income (loss) from discontinued operations	0.00	(0.00)	(0.00)

Net income (loss)	$(0.22)	$0.19	$(0.44)

Diluted net income (loss) per share:
Income (loss) from continuing operations	$(0.22)	$0.18	$(0.44)
Income (loss) from discontinued operations	0.00	(0.00)	(0.00)

Net income (loss)	$(0.22)	$0.18	$(0.44)

Weighted average common shares outstanding:
Basic	103,190	98,050	96,449

Diluted	103,190	100,522	96,449

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2015	2014
	(In thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$65,063	$17,773
Accounts receivable, less allowances of $8,049 and $3,153 for 2015 and 2014, respectively	528,544	140,064
Other receivables	57,778	24,070
Inventories, net	513,045	138,156
Other current assets	29,899	11,477

Total current assets	1,194,329	331,540
Property, plant and equipment, net	734,329	75,679
Assets held for sale	5,585	1,395
Goodwill	739,625	139,774
Intangible assets, net	189,604	17,228
Other assets, net	18,566	8,449

Total assets	$2,882,038	$574,065

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Checks outstanding	$46,833	$—
Accounts payable	365,347	74,427
Accrued liabilities	293,905	67,666
Current maturities of long-term debt and lease obligations	29,153	30,074

Total current liabilities	735,238	172,167
Long-term debt and lease obligations, net of current maturities, debt discount, and deferred loan costs	1,922,518	344,829
Deferred income taxes	11,502	6,441
Other long-term liabilities	63,585	10,428

Total liabilities	2,732,843	533,865
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized; zero shares issued and outstanding at December 31, 2015 and 2014	—	—
Common stock, $0.01 par value, 200,000 shares authorized; 109,726 and 98,226 shares issued and outstanding at December 31, 2015 and 2014, respectively	1,097	982
Additional paid-in capital	511,802	380,091
Accumulated deficit	(363,704)	(340,873)

Total stockholders’ equity	149,195	40,200

Total liabilities and stockholders’ equity	$2,882,038	$574,065

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2015	2014	2013
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(22,831)	$18,150	$(42,691)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	58,280	9,519	9,305
Asset impairments	2,114	—	—
Amortization and write-off of deferred loan costs	18,630	2,432	4,067
Amortization and write-off of debt discount	299	—	7,794
Fair value adjustment of stock warrants	4,563	(456)	1,502
Deferred income taxes	3,287	524	917
Bad debt, net of recoveries	2,285	(274)	900
Net non-cash income from discontinued operations	—	—	(195)
Stock compensation expense	6,848	6,157	4,245
Net gain on sales of assets	(801)	(114)	(284)
Changes in assets and liabilities, net of assets acquired and liabilities assumed:
Receivables	74,089	1,113	(25,592)
Inventories	46,854	(9,103)	(14,637)
Other current assets	(6,320)	(4,791)	(1,116)
Other assets and liabilities	5,314	(660)	(1,344)
Accounts payable and checks outstanding	(45,286)	(5,410)	1,332
Accrued liabilities	29,709	10,406	8,221

Net cash provided by (used in) operating activities	177,034	27,493	(47,576)

Cash flows from investing activities:
Purchases of property, plant and equipment	(43,811)	(25,716)	(15,051)
Proceeds from sale of property, plant and equipment	4,275	213	2,592
Cash used for acquisitions, net	(1,468,511)	(69,337)	—
Decrease in restricted cash	—	—	13,030

Net cash provided by (used in) investing activities	(1,508,047)	(94,840)	571

Cash flows from financing activities:
Borrowings under revolving credit facility	320,000	30,000	30,000
Payments under revolving credit facility	(290,000)	—	(30,000)
Proceeds from issuance of notes	700,000	—	350,000
Proceeds from term loan	594,000	—	—
Repayments of long-term debt and other loans	(4,213)	(67)	(364,778)
Payments of loan costs	(58,525)	(34)	(15,634)
Payment of recapitalization costs	—	—	(37)
Proceeds from public offering of common stock, net of issuance costs	111,309	—	—
Exercise of stock options	6,718	1,831	1,754
Repurchase of common stock	(986)	(1,306)	(1,036)

Net cash provided by (used in) financing activities	1,378,303	30,424	(29,731)

Net increase (decrease) in cash and cash equivalents	47,290	(36,923)	(76,736)
Cash and cash equivalents at beginning of period	17,773	54,696	131,432

Cash and cash equivalents at end of period	$65,063	$17,773	$54,696

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Reconciliation of Adjusted Non-GAAP Financial Measures to their GAAP Equivalents

(unaudited)

Note:	The company provided detailed explanations of these non-GAAP financial measures in its Form 8-K filed with the Securities and Exchange Commission on March 3, 2015.

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
	(in millions)		(in millions)
Reconciliation to Adjusted EBITDA:
Reported GAAP Net Income (Loss)	$(10.6)	$2.4	$(22.8)	$18.2
Pre-Close ProBuild Net Income (1)	—	10.7	32.0	25.2
Pro forma interest adjustment	—	(23.7)	(41.8)	(93.0)
Acquisition depreciation and amortization adjustments	—	(10.1)	(4.7)	(37.9)
Other pro forma adjustments	—	(1.8)	(5.9)	6.5
Acquisition related expenses	0.3	—	32.8	—

Pro forma Net Income (Loss)	(10.3)	(22.5)	(10.4)	(81.0)
Integration related expenses	9.7	—	24.1	—
Facility closure costs	0.3	8.0	4.1	11.6

Adjusted Net Income (Loss)	(0.3)	(14.5)	17.8	(69.4)
Reconciling items:
Pro forma depreciation and amortization expense	27.6	28.2	96.5	110.3
Pro forma interest expense, net	43.0	45.5	180.9	178.0
Pro forma income tax expense	3.3	(1.6)	5.9	1.7
Stock compensation expense	1.9	2.2	6.9	6.2
ProBuild long term incentive plan	—	1.1	2.0	3.7
(Gain)/loss on sale and asset impairments	0.5	0.2	(2.0)	1.5
Other management-identified adjustments (2)	0.3	5.9	5.3	25.3

Adjusted EBITDA	$76.3	$67.1	$313.3	$257.2

Adjusted EBITDA Margin	5.2%	4.5%	5.2%	4.2%

(1)	Represents results prior to the Closing Date of July 31, 2015
(2)	Primarily relates to full year impact of cost saving initiatives, one-time cost items, and losses from closed ProBuild locations

Builders FirstSource

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Fiscal Year 2015

	Historical
	Builders FirstSource	ProBuild Jan-July	Pro Forma Adjustments	Pro Forma Combined Company (1)	Integration & Closure Costs	Adjusted Combined Company
(in millions except per share amounts)
Net sales	$3,564.4	$2,502.4	$—	$6,066.8	$—	$6,066.8
Cost of sales	2,662.9	1,823.4	29.8	4,516.1	—	4,516.1

Gross profit	901.5	679.0	(29.8)	1,550.7	—	1,550.7
Operating expenses					—	—
General and administrative	808.2	623.6	(53.3)	1,378.5	(24.1)	1,354.4
Facility closure costs	2.7	—	1.4	4.1	(4.1)	—

Total operating expenses	810.9	623.6	(51.9)	1,382.6	(28.2)	1,354.4
Income from operations	90.6	55.4	22.2	168.1	28.2	196.3
Interest expense, net	109.2	30.0	41.7	180.9	—	180.9
Other income	—	8.1	—	8.1	—	8.1

Income (loss) from continuing operations before income tax	(18.6)	33.5	(19.6)	(4.7)	28.2	23.5
Income tax expense	4.4	1.5	—	5.9	—	5.9

Income (loss) from continuing operations	(23.0)	32.0	(19.6)	(10.6)	28.2	17.6

Income (loss) from discontinued operations	0.2	—	—	0.2	—	0.2

Net income (loss)	$(22.8)	$32.0	$(19.6)	$(10.4)	$28.2	$17.8

Net income (loss) per share:
Basic	$(0.22)			$(0.10)		$0.16
Diluted	$(0.22)			$(0.10)		$0.16
Weighted average common shares outstanding (in millions)
Basic	103.2			108.5		108.5
Diluted	103.2			108.5		108.5

1)	Prepared in accordance with Article 11 of Regulation S-X, which assumes the ProBuild acquisition closed January 1, 2014, combining the historical results of ProBuild, giving effect to the ProBuild acquisition and related adjustments for a pro forma net income.

Note:	The company provided detailed explanations of these non-GAAP financial measures in its Form 8-K filed with the Securities and Exchange Commission on March 3, 2015.

Builders FirstSource

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Fiscal Year 2014

	Historical
	Builders FirstSource	ProBuild	Pro Forma Adjustments	Pro Forma Combined Company (1)	Integration & Closure Costs	Adjusted Combined Company
(in millions except per share amounts)
Net sales	$1,604.1	$4,478.7	$—	$6,082.8	$—	$6,082.8
Cost of sales	1,247.1	3,323.7	36.0	4,606.8	—	4,606.8

Gross profit	357.0	1,155.0	(36.0)	1,476.0	—	1,476.0
Operating expenses					—	—
General and administrative	306.5	1,084.1	(15.7)	1,374.9	—	1,374.9
Facility closure costs	0.5	—	11.1	11.6	(11.6)	—

Total operating expenses	307.0	1,084.1	(4.5)	1,386.5	(11.6)	1,374.9
Income from operations	50.0	70.9	(31.4)	89.5	11.6	101.1
Interest expense, net	30.3	54.7	93.0	178.0	—	178.0
Other income	—	9.6	—	9.6	—	9.6

Income (loss) from continuing operations before income tax	19.7	25.8	(124.4)	(78.9)	11.6	(67.3)
Income tax expense	1.1	0.6	—	1.7	—	1.7

Income (loss) from continuing operations	18.6	25.2	(124.4)	(80.6)	11.6	(69.0)

Income (loss) from discontinued operations	(0.4)	—	—	(0.4)	—	(0.4)

Net income (loss)	$18.2	$25.2	$(124.4)	$(81.0)	$11.6	$(69.4)

Net income (loss) per share:
Basic	$0.19			$(0.76)		$(0.65)
Diluted	$0.18			$(0.75)		$(0.64)
Weighted average common shares outstanding (in millions)
Basic	98.1			107.1		107.1
Diluted	100.5			107.6		107.6

1)	Prepared in accordance with Article 11 of Regulation S-X, which assumes the ProBuild acquisition closed January 1, 2014, combining the historical results of ProBuild, giving effect to the ProBuild acquisition and related adjustments for a pro forma net income.

Note:	The company provided detailed explanations of these non-GAAP financial measures in its Form 8-K filed with the Securities and Exchange Commission on March 3, 2015.

Builders FirstSource

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Fourth Quarter 2015

	Builders FirstSource	Pro Forma Adjustments	Pro Forma Combined Company (1)	Integration & Closure Costs	Adjusted Combined Company
(in millions except per share amounts)
Net sales	$1,455.9	$—	$1,455.9	$—	$1,455.9
Cost of sales	1,073.6	—	1,073.6	—	1,073.6

Gross profit	382.3	—	382.3	—	382.3
Operating expenses				—	—
General and administrative	346.2	(0.3)	345.9	(9.6)	336.3
Facility closure costs	0.4	—	0.4	(0.4)	—

Total operating expenses	346.6	(0.3)	346.3	(10.0)	336.3
Income from operations	35.7	0.3	36.0	10.0	46.1
Interest expense, net	43.0	—	43.0	—	43.0
Other income	—	—	—	—	—

Income (loss) from continuing operations before income tax	(7.3)	0.3	(7.0)	10.0	3.0
Income tax expense	3.3	—	3.3	—	3.3

Income (loss) from continuing operations	(10.6)	0.3	(10.3)	10.0	(0.3)

Income (loss) from discontinued operations	0.0	—	0.0	—	0.0

Net income (loss)	$(10.6)	$0.3	$(10.3)	$10.0	$(0.3)

Net income (loss) per share:
Basic	$(0.10)		$(0.09)		$(0.00)
Diluted	$(0.10)		$(0.09)		$(0.00)
Weighted average common shares outstanding (in millions)
Basic	109.4		109.4		109.4
Diluted	109.4		109.4		109.4

1)	Prepared in accordance with Article 11 of Regulation S-X, which assumes the ProBuild acquisition closed January 1, 2014, combining the historical results of ProBuild, giving effect to the ProBuild acquisition and related adjustments for a pro forma net income.

Note:	The company provided detailed explanations of these non-GAAP financial measures in its Form 8-K filed with the Securities and Exchange Commission on March 3, 2015.

Builders FirstSource

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Fourth Quarter 2014

	Historical
	Builders FirstSource	ProBuild	Pro Forma Adjustments	Pro Forma Combined Company (1)	Integration & Closure Costs	Adjusted Combined Company
(in millions except per share amounts)
Net sales	$396.7	$1,084.6	$—	$1,481.3	$—	$1,481.3
Cost of sales	306.1	795.2	12.2	1,113.5		1,113.5

Gross profit	90.6	289.3	(12.2)	367.8	—	367.8
Operating expenses					—	—
General and administrative	78.5	267.1	(7.7)	337.9	—	337.9
Facility closure costs	0.5	—	7.4	7.9	(7.9)	—

Total operating expenses	79.0	267.1	(0.3)	345.8	(7.9)	337.9
Income from operations	11.6	22.3	(11.9)	22.0	7.9	29.9
Interest expense, net	8.6	13.2	23.7	45.5	—	45.5
Other income	—	(0.4)	—	(0.4)	—	(0.4)

Income (loss) from continuing operations before income tax	3.0	8.7	(35.6)	(23.9)	7.9	(16.0)
Income tax expense	0.5	(2.0)	—	(1.5)	(0.1)	(1.6)

Income (loss) from continuing operations	2.5	10.7	(35.6)	(22.4)	8.0	(14.4)

Income (loss) from discontinued operations	(0.1)	—	—	(0.1)	—	(0.1)

Net income (loss)	$2.4	$10.7	$(35.6)	$(22.5)	$8.0	$(14.5)

Net income (loss) per share:
Basic	$0.02			$(0.21)		$(0.14)
Diluted	$0.02			$(0.21)		$(0.14)
Weighted average common shares outstanding (in millions)
Basic	98.2			107.3		107.3
Diluted	99.8			107.3		107.3

1)	Prepared in accordance with Article 11 of Regulation S-X, which assumes the ProBuild acquisition closed January 1, 2014, combining the historical results of ProBuild, giving effect to the ProBuild acquisition and related adjustments for a pro forma net income.

Note:	The company provided detailed explanations of these non-GAAP financial measures in its Form 8-K filed with the Securities and Exchange Commission on March 3, 2015.

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Interest Reconciliation

(unaudited)

	Three months ended December 31, 2015 Interest Expense As Reported GAAP	Adjusted for February 2016 Debt Exchange
		Gross Debt Outstanding as of December 31, 2015	Adjusted Annual Cash Interest Estimate (1)
		(in millions)
2021 notes	$6.7	$617.6	$47.1
2023 notes	18.8	417.6	44.9
Term loan (2)	9.2	598.6	35.9
Revolving Credit Facility (3)	1.5	60.0	6.1
Amortization of deferred loan costs & debt discount (4)	2.1	—	—
Miscellaneous interest income	(0.6)	—	—
Lease finance obligations and capital leases	5.3	289.1	20.6

Total	$43.0	$1,982.9	$154.6

(1)	Excludes issuance cost or one time items. Assumes current borrowing rates on variable debt
(2)	Adjusted estimates were based on the current outstanding principal and interest. Excludes annual principal pay down of $5.5M
(3)	Assumed Q4 2015 expense for annualized projections
(4)	Non-cash item

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Pro Forma Sales Excluding Closed Locations by Product Category

(unaudited)

	Three months ended December 31,				Fiscal year ended December 31,
	2015		2014		2015		2014
	(in millions)
Lumber & Lumber Sheet Goods	$461.4	31.7%	$498.0	33.9%	$1,987.7	32.8%	$2,097.6	35.0%
Windows, Doors & Millwork	322.7	22.2%	315.5	21.4%	1,266.3	20.9%	1,185.3	19.8%
Manufactured Products	239.0	16.4%	237.8	16.2%	996.8	16.4%	955.4	15.9%
Gypsum, Roofing & Insulation	132.0	9.1%	135.5	9.2%	539.9	8.9%	545.9	9.1%
Siding, Metal & Concrete Products	133.8	9.2%	134.4	9.1%	565.2	9.3%	551.3	9.2%
Other	166.8	11.5%	150.1	10.2%	705.8	11.6%	665.7	11.1%

Total adjusted net sales	$1,455.7	100.0%	$1,471.3	100.0%	$6,061.7	100.0%	$6,001.2	100.0%